UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2010

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 21, 2010, PMC-Sierra, Inc. (“PMC” or the “Company”), a newly formed direct wholly-owned subsidiary of the Company (“Merger Sub”), Wintegra, Inc. (“Wintegra”), and a representative of certain Wintegra equityholders, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged into Wintegra, with Wintegra continuing on as the surviving corporation and as a direct wholly-owned subsidiary of PMC (the “Merger”).

At the effective time of the Merger, PMC will pay $240 million, subject to reduction for certain unpaid indebtedness and transaction expenses incurred by Wintegra, in exchange for all outstanding equity interests in Wintegra. Unvested Wintegra options that are outstanding at the effective time will be assumed by PMC and converted into PMC options in the manner described in the Merger Agreement. All other equity interests in Wintegra will be exchanged for cash.

In addition to the consideration to be paid at the effective time, subject to the terms and conditions of the Merger Agreement, Wintegra equityholders may be entitled to receive an additional earnout payment, not to exceed $60 million, calculated on the basis of Wintegra’s calendar year 2011 revenue above an agreed threshold as described in the Merger Agreement.

A sum of $24 million, to be deducted from the initial merger consideration, will be deposited at closing into an escrow account and held for a period of 15 months to secure the indemnification obligations of Wintegra equityholders under the Merger Agreement. Consummation of the Merger is subject to customary conditions, including, but not limited to (i) Wintegra stockholder approval, (ii) absence of any law or order prohibiting the consummation of the Merger, (iii) consent to the Merger and the transactions contemplated in the Merger Agreement by applicable government authorities, and (iv) the absence of any material adverse effect on Wintegra and its subsidiaries. The Merger Agreement and the Merger have been approved by the requisite vote of Wintegra stockholders.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among PMC-Sierra, Inc., Rosewood Acquisition Corp., Wintegra, Inc. and Concord (k.t.) Venture Management Ltd., as Stockholders’ Agent, dated as of October 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Michael W. Zellner
Michael W. Zellner Vice President Chief Financial Officer

Date: October 26, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among PMC-Sierra, Inc., Rosewood Acquisition Corp., Wintegra, Inc. and Concord (k.t.) Venture Management Ltd., as Stockholders’ Agent, dated as of October 21, 2010.

4